Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

Strategic Storage Growth Trust, Inc. (SSGT) Acquires Vacant Industrial

Building in Asheville, North Carolina with Plans to Convert into a Self Storage Facility

Planned facility to feature approximately 650 units and 72,000 net rentable square feet

ASHEVILLE, N.C. – January 12, 2017 – Strategic Storage Growth Trust, Inc. (SSGT), which is sponsored by SmartStop Asset Management, LLC, recently purchased a vacant industrial building in Asheville, North Carolina with the intention of converting it into a self storage facility with approximately 650 units and 72,000 net rentable square feet.

“Asheville has been experiencing steady growth in population and per capita income for the past 40 years,” said H. Michael Schwartz, chairman and CEO of SSGT. “A recent boom in construction projects from apartments, hotels and retail properties has fueled job growth and wages, which is a good indicator of broadening economic health. The constant flow of people moving to the area enhances the already strong demand for self storage.”

The property at 3175 Sweeten is located in the Asheville Metropolitan Statistical Area (MSA) and once converted will provide easy access with grade level drive-up units and climate controlled units.

Strategic Storage Trust II, Inc., which is also sponsored by SmartStop Asset Management, owns 11 self storage facilities in the Asheville area totaling approximately 4,850 units, 76 buildings and 553,500 net rentable square feet.

About Strategic Storage Growth Trust, Inc. (SSGT)

SSGT is a public non-traded REIT that focuses on the acquisition, development, redevelopment and lease-up of self storage properties. The SSGT portfolio currently consists of 14 operating self storage facilities located in seven states comprising approximately 9,300 self storage units and approximately 1,100,00 net rentable square feet of storage space, two development properties in the Greater Toronto Area to be comprised of approximately 1,700 self storage units and 170,000 net rentable square feet of storage space once completed and one development property in North Carolina to be comprised of approximately 650 self storage units and 72,000 net rentable square feet of storage space once completed.

About SmartStop Asset Management, LLC (SmartStop)

SmartStop is a diversified real estate company with a managed portfolio that currently includes approximately 65,255 self storage units and approximately 7.4 million rentable square feet and approximately $1 billion of real estate assets under management. The company is the asset manager for 102 self storage facilities located throughout the United States and Toronto, Canada. SmartStop is the sponsor of both Strategic Storage Trust II, Inc. and SSGT, both public non-traded REITs focusing on self storage assets. The facilities offer affordable and accessible storage units for residential and commercial customers. In addition, they offer secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. Additional information is available at www.smartstopassetmanagement.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.